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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report:  December 18, 1997
                       (Date of earliest event reported)


                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in the charter)

       Delaware                          0-14836                  94-2835068
(State or other jurisdiction       (Commission File No.)         (IRS Employer
  of incorporation)                                          Identification No.)

                         500 Dearborn Street, Suite 405
                            Chicago, Illinois  60610
                    (Address of Principal Executive Offices)

                                 (312) 645-0700
              (Registrant's telephone number including area code)

                                      N/A

         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

SECURITIES PURCHASE AGREEMENT

         On December 19, 1997, the Company issued to Samstock, L.L.C., a Delaware limited liability corporation (the "Purchaser") 1,470,588 shares of the Company's Common Stock, par value $.01 per Share (the "Shares" or the "Common Stock"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement") between the Company and the Purchaser. The Company also issued Purchaser a Warrant (the "Warrant") exercisable at any time prior to December 18, 2002 for: (i) 400,000 Shares at an exercise price of $20.00 per Share; and
(ii) 200,000 Shares at an exercise price of $23.00 per Share. The Shares issued under the Purchase Agreement, and the Shares issuable upon exercise of the Warrant, are referred to as the "Purchased Shares." The aggregate purchase price of the Purchased Shares was $24,999,996. The Company applied the proceeds of the sale of the Purchased Shares to working capital. The number of Purchased Shares equaled approximately 7.3% of the Company's Shares issued and outstanding immediately before the sale of the Purchased Shares.

         In connection with the Purchase Agreement, the Company entered into a Shelf Registration Rights Agreement, an Amended and Restated Registration Rights Agreement and an Amended and Restated Stockholders Agreement. Copies of these agreements, the Purchase Agreement and the Warrant, all of which are dated as of December 19, 1997, are attached as Exhibits to this Report.

         Pursuant to the Shelf Registration Rights Agreement by and between the Company and Purchaser, the Company has agreed to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of the Purchased Shares within one hundred and twenty (120) days after the Closing Date (the "Filing Deadline"). If the Company has not filed the Registration Statement by the Filing Deadline, or the Registration Statement is not declared effective within one hundred and eighty (180) days after the Closing Date, the Company will be required to pay the Purchaser an amount each month equal to the aggregate purchase price of the Purchased Shares multiplied by the lower of two percent or the highest rate permitted by applicable law. The Company is required to maintain the effectiveness of the Registration Statement until the earlier to occur of: (i) the date on which all of the Purchased Shares have been sold; and (ii) the date on which all of the remaining Purchased Shares may be immediately sold to the public without registration and without regard to the amount of Purchased Shares which may be sold at a given time.

         In connection with the Purchase Agreement, T. Benjamin Jennings and Gerard M. Jacobs (collectively, the "MTLM Stockholders"), Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi (collectively, the "Cozzi Stockholders"), Purchaser and the Company entered into an Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") which amends and restates in its entirety the Registration Rights Agreement entered into as of December 1, 1997 by and among the MTLM Stockholders, the Cozzi Stockholders and the Company.

         The Registration Rights Agreement grants the MTLM Stockholders, the Cozzi Stockholders and the Purchaser the right at any time during the five-year period beginning December 1, 1999 to include in a Registration Statement both the Purchased Shares held by the Purchaser and Shares held

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by the MTLM Stockholders and the Cozzi Stockholders or issuable upon the exercise of options or warrants held by them, and which were not previously sold pursuant to a Registration Statement or pursuant to Rule 144 of the Securities Act (the "Registrable Shares"). The Registration Rights Agreement also grants the MTLM Stockholders, the Cozzi Stockholders and the Purchaser the right at any time during the five-year period beginning December 1, 1999 to require the Company to file a Registration Statement covering the resale of the Registrable Shares. The Company will be required to file such a Registration Statement only if it receives a written request from the MTLM Stockholders, the Cozzi Stockholders and the Purchaser who in the aggregate own at least 25% of the total number of Registrable Shares.

         In connection with the Purchase Agreement, the MTLM Stockholders, the Cozzi Stockholders, Purchaser and the Company entered into an Amended and Restated Stockholders' Agreement (the "Stockholders Agreement") having a term of ten years from December 1, 1997, the date of the Stockholders Agreement entered into among the MTLM Stockholders, the Cozzi Stockholders and the Company (the "Original Stockholders Agreement"). The Stockholders Agreement amends and restates in its entirety the Original Stockholders Agreement.

         The parties to the Stockholders Agreement have agreed that the Board of Directors will consist of an odd number of from nine to seventeen Directors, provided the "Purchaser Condition" (as defined herein) is satisfied. If the Purchaser Condition is not satisfied, the Board of Directors will consist of an even number of from eight to sixteen Directors. The "Purchaser Condition" will be satisfied if both: (i) no more than three years have elapsed since the Closing Date; and (ii) the Purchaser has not sold or otherwise disposed of more than one-third of the Purchased Shares. So long as the Purchaser Condition is satisfied, Purchaser will have the right to designate as a nominee for Director either Sam Zell or Rod F. Dammeyer (the "Purchaser Director"). If the Purchaser Condition is no longer satisfied, the Purchaser is required to cause the Purchaser Director, if any, to resign. The MTLM Stockholders and the Cozzi Stockholders will be able to nominate one-half the total number of Directors at each annual meeting of the Company at which the total number of Directors is an even number. If the total number of Directors of the Company is an odd number, the MTLM Stockholders and the Cozzi Stockholders will be able to nominate one-half of the next lowest even number of Directors. However, each group must nominate one individual, independent and unaffiliated from each group or the Company, as part of its slate.

         The parties to the Stockholders Agreement have agreed to vote for proposals, if and when presented by the Company, to amend the Company's organizational documents to require the approval of at least two-thirds of the Board of Directors to, among other things: (i) amend the Company's certificate of incorporation or bylaws; (ii) liquidate or merge the Company; (iii) sell substantially all of the Company's assets; (iv) elect or remove officers; (v) adopt an annual budget; (vi) borrow funds, sell assets or make capital expenditures exceeding $5 million; (vii) issue or register the Company's securities; or (viii) declare or pay any dividends or distributions. In addition, if any of the Cozzi Stockholders or MTLM Stockholders desire to sell their respective shares of Common Stock, the selling MTLM Stockholder or Cozzi Stockholder must generally offer its Shares to members of its own Stockholder group, members of the other stockholder group, and to the


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Company before selling to a third party.  If either the MTLM Stockholders or the Cozzi Stockholders receive an offer to buy their shares from a third party, the group generally must offer each of the MTLM Stockholders, the Cozzi Stockholders and the Purchaser the right to participate in the offer on the same terms and conditions. Finally, the Purchaser has agreed not to sell any of the Purchased Shares for one year after the Closing Date, except for an offering registered under the Securities Act or sales described in the preceding sentence.

         A copy of the press release issued by the Company in connection with the sale of the Purchased Shares is attached hereto as Exhibit 99.1 and incorporated herein by reference.

PURCHASE OF COMMON STOCK OF KANKAKEE SCRAP CORPORATION

         On December 18, 1997, the Company entered into a Purchase Agreement (the "Kankakee Purchase Agreement") with Kankakee Scrap Corporation, an Illinois corporation ("Kankakee") and the shareholders of Kankakee. The aggregate purchase price for all of the shares of common stock of Kankakee was $2,000,000 in cash plus 155,000 Shares. In connection with the Kankakee Purchase Agreement, the shareholders of Kankakee entered into employment agreements with Kankakee having terms of four years, and including non-solicitation and non-competition covenants which survive for three years after employment is terminated.

          In connection with the Kankakee Purchase Agreement, the Company entered into a Registration Rights Agreement with the shareholders of Kankakee (the "Kankakee Shareholders"). This Registration Rights Agreement grants the Kankakee Shareholders the right at any time through November 30, 2002 to include in a Registration Statement the Shares they owned at the closing of the Kankakee acquisition which were not previously sold pursuant to a Registration Statement or pursuant to Rule 144 of the Securities Act. The Company is required to maintain the effectiveness of the Registration Statement until the earlier to occur of: (i) the date on which all of the Shares held by the Kankakee Shareholders have been sold; and (ii) nine months after the date on which the Kankakee Shareholders are first eligible to sell the Shares held by them.

         The Company and the Kankakee Shareholders also entered into a Pledge Agreement pursuant to which the Kankakee Stockholders agreed to pledge 26,000 Shares to secure the Stockholders' obligations to the Company for breaches under the Kankakee Purchase Agreement and for certain potential environmental liabilities.

         A copy of the press release issued by the Company in connection with the Kankakee transaction is attached hereto as Exhibit 99.2 and incorporated herein by reference.

         All of the statements herein, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of its industry consolidation


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strategy.  There can be no assurance that the Company's actual future performance or that of its subsidiaries will meet the Company's expectations for growth and profitability. The statements in this Form 8-K involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. As discussed in the Company's Proxy Statement, dated November 20, 1997, some of the factors which could affect the Company's performance include, among other things, cyclicality of the scrap metal recycling industry, price fluctuations in commodity markets, adverse economic conditions, inability to successfully access capital, unavailability of suitable acquisition opportunities, the cost of complying with environmental laws and regulations, the risk that announced mergers are not consummated, the risk of challenges by the Company's competition, and the risk that the Company will face difficulties in consolidating and controlling operations in diverse geographic locations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

         4.1 Warrant, dated December 19, 1997, issued by the Company to Samstock, L.L.C. exercisable for an aggregate of 600,000 Shares of Common Stock.

         4.2 Shelf Registration Rights Agreement, dated December 19, 1997, by and between the Company and Samstock, L.L.C.

         4.3 Amended and Restated Registration Rights Agreement, dated December 19, 1997, by and among the Company and T. Benjamin Jennings, Gerard M. Jacobs, Albert A. Cozzi, Frank J. Cozzi, Gregory P. Cozzi and Samstock, L.L.C.

         4.4 Registration Rights Agreement, dated December 18, 1997, by and among the Company and Ronald I. Romano, Lolita A. Romano, Ronald T. Romano and Ryan E. Romano.

         10.1 Securities Purchase Agreement, dated December 19, 1997, by and between the Company and Samstock, L.L.C.

         10.2 Amended and Restated Stockholders Agreement, dated December 19, 1997, by and among T. Benjamin Jennings, Gerard M. Jacobs, Albert A. Cozzi, Frank J. Cozzi, Gregory P. Cozzi, Samstock, L.L.C. and the Company.

         99.1 Press Release announcing the sale of Common Stock and issuance of a Warrant to Samstock, L.L.C.

         99.2 Press Release announcing the completion of the acquisition of Kankakee Scrap Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  METAL MANAGEMENT, INC.


Dated:  January 2, 1998           By:   /s/ T. Benjamin Jennings
                                        -----------------------------
                                  Name: T. Benjamin Jennings
                                  Title:  Chairman and Chief Development Officer